Exhibit 10.87

AGREEMENT REGARDING CERTAIN TERMS AND CONDITIONS OF EMPLOYMENT

This agreement is by and between Barnes & Noble, Inc. (“Company”) and Frederic Argir (“Employee”). In consideration of the Employee being hired by the Company, the Company providing Employee access to Trade Secret, Confidential Information, and other Company Property that is necessary to perform his/her work, the payment by the Company of Employee’s compensation and for other good and valuable consideration, the Company and Employee agree as follows:

1. At-Will Employment. Employee agrees that his/her employment is at-will, which means that both Employee and the Company shall have the right to terminate such employment at any time, for any reason, with or without cause. Employee further acknowledges and agrees that this Agreement is not intended to and does not constitute a contract or agreement between Employee and the Company providing a specified term of employment or limiting the right of either party to terminate Employee’s employment with the Company at any time, for any reason, with or without cause.

2. Duty of Loyalty. Employee acknowledges that he/she owes a duty of loyalty to the Company, which Employee acknowledges means, among other things, that while an employee of the Company, Employee must act in the best interests of the Company. Employee, therefore, agrees that, without limitation: (a) he/she shall devote his/her best efforts and undivided time, effort and loyalty to the business of the Company, (b) he/she shall discharge all of his/her duties and responsibilities that are or may be assigned to him/her by the Company conscientiously, in good faith and to the best of his/her ability, giving to the Company the full benefit of his/her knowledge, expertise, skill and judgment, (c) he/she shall not engage in any illegal or unethical conduct in the performance of his/her duties and responsibilities; and (d) he/she shall not engage in any conduct that creates an actual, potential or apparent conflict between Employee’s personal interests and the Company’s interests, or which otherwise may adversely affect Employee’s judgment or ability to act in the Company’s best interests. If Employee is uncertain whether any particular activity may violate his/her duty of loyalty, Employee agrees to notify the Company and not engage in any such conduct without the express, written consent of an authorized representative of the Company.

3. Trade Secrets, Confidential Information and Company Property. Employee acknowledges that his/her duties and responsibilities will put employee in a position of acquiring and creating Trade Secrets and Confidential Information (as those terms are defined below) concerning the Company. Employee further acknowledges that the Company is engaged in a highly competitive business. The Company’s involvement in this business has required and continues to require the expenditure of substantial amounts of money and the use of skills developed over a long period of time. As a result of these investments of money, skill, and time, the Company has developed and will continue to develop certain valuable Trade Secrets and Confidential Information that are particular to the Company’s business. Employee acknowledges and agrees that the disclosure of such information to competitors of the Company or others would cause the Company to suffer substantial and irreparable harm. Employee acknowledges, therefore, that it is in the Company’s legitimate business interest to restrict Employee’s disclosure or use of such Trade Secret and Confidential Information (and other Company Property). “Trade Secrets” means any information, formula, pattern, compilation, program, device, method, technique, process, design, procedure or improvement that has value and is not generally known to the public or others who can obtain value from its disclosure or use. To the fullest extent consistent with the foregoing, and as otherwise permitted by law, Trade Secrets shall include, without limitation, non-public financial information, supply and service information, marketing information, information regarding Company’s current and future products, and customer information. “Confidential Information” means any data or information and documentation, other than Trade Secrets, but including information which has ceased to be a Trade Secret, which has value and is not generally known to the public. “Company Property” shall mean all property and resources of the Company, including, without limitation, all Trade Secret and Confidential Information, the Company computer system and all software, e-mail and databases, telephone and facsimile services and all other administrative or support services provided by the Company. Except as specifically required in the performance of his/her duties for the Company, Employee agrees Employee will not, during the course of employment by the Company and for so long thereafter as the pertinent information or documentation remain Trade Secrets, Confidential Information or Company Property, directly or indirectly use, disclose or disseminate to any other person, organization or entity or otherwise use or disclose any Trade Secrets, Confidential Information of Company Property. The obligations set forth herein shall not apply to any Trade Secrets, Confidential Information or Company Property that have become generally known to competitors of the Company through lawful means and without violation of any law or any agreement not to disclose Trade Secrets, Confidential Information, or Company Property. Employee agrees and acknowledges a business shall be deemed to be in competition with the Company if it is engaged in the sale or rental of books, eBooks, eBook readers, digital content and/or related merchandise. Upon the termination for any reason of his/her employment with the Company, or at any time the Company may so request, Employee shall promptly deliver to the Company all Trade Secret, Confidential Information, and Company Property, including all documents (whether in electronic or paper form) that relate or refer to Trade Secret, Confidential Information, or Company Property.

4. Intellectual Property/Assignment of Inventions. “Intellectual Property” means inventions, discoveries, improvements, documented ideas, computer programs and related documentation, and other works of authorship (“Intellectual Property”). Employee agrees to promptly disclose to the Company all Intellectual Property (including any Intellectual Property in the formative stages) made during Employee’s employment with the Company. Furthermore, Employee agrees to disclose to the Company any Intellectual Property created during the period of one year after the termination of his/her employment with the Company that relates to or constitutes an improvement upon the Company’s Intellectual Property. Employee also agrees to keep and maintain written records concerning such Intellectual Property and make these records available to the Company at all times.

5. Employee hereby assigns and agrees to assign to the Company and its successors and assigns his/her entire right title, and interest in and to any Intellectual Property, whether or not patentable, copyrightable, or subject to other forms of protection, made, created, developed, written, or conceived by Employee, either solely or jointly with others, during Employee’s employment with the Company. All Intellectual Property disclosed or made by Employee within one (1) year after termination of Employee’s employment with the Company shall be deemed to be owned by the Company unless such Intellectual Property is proved to have been conceived after termination and without the benefit of any proprietary and/or Confidential Information or Trade Secrets of the Company, its subsidiaries or affiliates. Notwithstanding the above, Employee shall retain full right and title to Intellectual Property to which all of the following conditions apply: (a) no equipment, supplies, facilities, proprietary and/or Confidential Information, Trade Secrets or Intellectual Property of the Company was used in its development; (b) it was developed entirely on Employee’s own time; (c) it does not relate to the business of the Company or to the Company’s anticipated business or developmental programs; and (d) it does not result from any work performed by Employee for the Company. Employee further agrees to assist the Company, or its designees, at the Company’s expense, but without additional compensation to Employee, in every proper way to secure the Company’s rights in the Intellectual Property and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto in any and all countries. Employee further agrees that his/her obligation to execute or cause to be executed any such instrument or papers will continue after the termination of his/her employment with the Company. If the Company is unable because of Employee’s mental or physical incapacity, Employee’s refusal to comply with his/her obligations under this Agreement, or for any other reason, to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright or trademark registrations covering Intellectual Property or original works of authorship assigned to the Company under this Agreement or otherwise, assigned to the company, Employee does hereby irrevocably designate and appoint the Company, through its duly authorized officers and agents, as Employee’s agent and attorney in fact, to act for and on Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright or trademark registrations thereon with the same legal force and effect as if executed by Employee. Employee understands that the Company may have entered into agreements with other parties which imposed obligations on the Company regarding Inventions made during the course of the work under such agreements or regarding the confidential nature of such works, or otherwise received from third parties’ confidential or proprietary information (“Third Party Information”). Employee agrees to be bound by all such obligations of the Company arising in connection with such Third Party Information.

6. Non-Solicitation. During Employee’s employment with the Company, Employee will have access to Trade Secrets, Confidential Information and/or other non-public Company Property, and Employee will develop certain relationships with and/or knowledge about current and/or prospective employees, customers, vendors, or contractor such that if Employee were allowed to pursue relationships with the Company’s current or prospective employees, customer, vendors, or contractors, Employee would have an unfair advantage based upon confidential information and/or relationships developed. Therefore, Employee agrees that from the date of execution of thiS Agreement until the expiration of a period of one year following the termination of Employee’s employment with the Company for any reason (the “Covered Period”), Employee will not, directly or indirectly: (a) solicit or recruit for employment offer employment to, hire, solicit, or recruit for placement, place and/or offer to place with another company or entity – on a temporary, permanent or contract basis, or otherwise – anyone who at any time during the Covered Period is or was employed by the Company or any of its parents, subsidiaries or affiliates (a “Covered Employee”); provided that, at the time of such solicitation, recruitment, offer of employment, hiring, offer to place or placement, or any time during the ninety (90) day period immediately preceding same, the Covered Employee is or was an employee of the Company or any of its parents, subsidiaries, or affiliates; (b) encourage, entice or persuade, or attempt to encourage, entice or persuade any Covered Employee to leave the Company or any of its parents, subsidiaries, or affiliates; (c) solicit or encourage (i) any customer, vendor, or contractor of Company, (ii) any entity that had been a customer, vendor, or contractor with Company within one year preceding Employee’s termination of employment with the Company, (iii) any prospective customer, vendor, or contractor of the Company actively solicited within one year before the termination of Employee’s employment with the Company, or (iv) any parent, subsidiary or affiliate of any of the foregoing, to void, terminate or diminish its relationship with the Company or any of its parents, subsidiaries, or affiliates; (d) or seek to persuade (i) any customer, vendor, or contractor of the Company, (ii) any entity that had been a customer, vendor, or contractor with Company within one year preceding Employee’s termination of employment with the Company, (iii) any prospective customer, vendor, or contractor of the Company actively solicited within one year before the termination of Employee’s employment with the Company, or (iv) any parent, subsidiary, affiliate of any of the foregoing, to conduct with anyone else any business or activity which such customer, vendor, or contractor conducts with the Company or any of its parents, subsidiaries, or affiliates.

7. Non-Compete. During Employee’s employment and for a period of one year following the termination of his/her employment with the Company for any reason, Employee agrees that, without the prior written consent of the Company, he/she will not become employed, retained, or otherwise provide any services of any kind to any business that is in competition with the business of the Company. Employee agrees and acknowledges a business shall be deemed to be in competition with the Company if it is engaged in the sale or rental of books, eBooks, eBook readers, digital content and/or related merchandise.

8. Non-Use of Trade Secrets or Confidential Information and Full Disclosure of Existing Agreements with Prior Employers. Employee acknowledges and represents that as an employee of the Company, Employee will not breach any invention, assignment or proprietary information or similar agreement Employee may have with any former employer or other party. Employee further acknowledges and represents that Employee will not bring to the Company or use in the performance of his/her duties for the Company any documents or materials of any kind from a former employer or other person or entity that Employee is not legally authorized or permitted to use and/or that are not generally available to the public. Employee also agrees that the Company has not asked him/her to use or disclose any Trade Secrets and/or Confidential Information that is confidential to any of Employee’s prior employers. Employee also agrees that he/she is not bound by any agreement (including, without limitation, any non-compete or non-solicitation agreement) that seeks to restrict the employers or entities for or with whom Employee may work, the customers, clients or prospects Employee may solicit or work with, or the former co-workers Employee may solicit or work with, or that Employee has provided written copies of any such agreement(s) to the Company’s management and has otherwise fully disclosed the existence and terms of any such agreement(s) to Company’s management.

9. Applicable Law. The validity, performance and enforceability of this Agreement shall be determined and governed by the laws of the State of New York, without regard to its conflict of law principles. The exclusive forum for any action concerning this Agreement or the transactions contemplated hereby shall be in a court of competent jurisdiction in New York County, New York, with respect to a state court, or the United States District Court for the Eastern District of New York, with respect to a federal court EMPLOYEE HEREBY CONSENTS TO THE EXERCISE OF JURISDICTION OF THE COURT IN THE EXCLUSIVE FORUM SET FORTH IN THIS AGREEMENT AND WAIVES ANY RIGHT EMPLOYEE MAY HAVE TO CHALLENGE OR CONTEST THE REMOVAL AT ANY TIME BY THE COMPANY TO FEDERAL COURT OF ANY ACTION EMPLOYEE MAY BRING AGAINST IT IN STATE COURT. EMPLOYEE AND THE COMPANY MUTUALLY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS AGREEMENT OR EMPLOYEE’S EMPLOYMENT IN GENERAL.

10 Successors. This Agreement shall inure to the benefit of the Company, its subsidiaries and affiliates, and the successors and assigns of each of them.

11. Rule of Construction. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

12. Amendment. No term, condition, covenant representation or acknowledgement contained in this Agreement may be amended or modified unless in writing signed by both parties, and no course of conduct shall be deemed a waiver of its provisions.

13. Reasonable Scope of Agreement. Employee acknowledges and agrees that the foregoing agreements and restrictions are reasonable and necessary for the protection of the Company and its business, and are not limited in time to the duration of Employee’s employment but extend after and shall survive the termination of his/her employment, irrespective of the reason for its termination. Employee further acknowledges and agrees that the Company shall be entitled to seek an injunction or other forms of equitable relief to prevent or terminate any violation of the foregoing restrictions. Any such relief shall be in addition to and not in lieu of any other remedy available to the Company, whether at law or in equity.

14. Severability. Employee agrees that if any part of Employee’s foregoing covenants or the duration thereof iS deemed too restrictive by a court of competent jurisdiction, the court may alter the covenants and/or duration to make the same reasonable under the circumstances, and Employee acknowledges that Employee shall be bound thereby.

15. Complete Agreement. This Agreement and the terms and conditions set out in the Offer Letter dated June 12, 2015 constitute the entire Agreement with respect to the subject matter hereof and cancels and supersedes any and all other previous agreements with respect to the subject matter hereof. The terms of this Agreement shall survive the termination of and any change in Employee’s position with the Company.

16. Employee Review of Agreement. Employee understands that he/she has the right to consult an attorney prior to the signing of this Agreement, and acknowledges that his/her signature below signifies that he/she has fully reviewed and understands all of the terms of this Agreement and that he/she has agreed to those terms.

SO AGREED:

EMPLOYEE: Frederic Argir	Barnes & Noble, Inc.

Signature	Signature

06.25.15	Michelle Smith

Date	Printed Name

Vice President, Human Resources

Title

June 12, 2015

Date